UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

STONEBRIDGE ACQUISITION II CORPORATION
(Exact name of registrant as specified in charter)

Cayman Islands	001-42871	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One World Trade Center
Suite 8500
New York, New York 10007
(Address of principal executive offices) (Zip Code)

(646) 314-3555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one Right to acquire one-tenth of one Class A Ordinary Share	APACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC
Rights, each Right to acquire one-tenth of one Class A Ordinary Share	APACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2025, StoneBridge Acquisition II Corporation, a Cayman Islands exempted company (the “Company”), entered into an Administrative Services Agreement (the “Agreement”), with Scieniti LLC (“Scieniti), an affiliate of the Company’s sponsor, Stonebridge Acquisition Sponsor II LLC, pursuant to which the Company agreed to pay Scieniti a total of $10,000 per month for office space, utilities and secretarial and administrative support. On August 10, 2026, the Company and Scieniti entered into a waiver to the Agreement (the “Waiver”) whereby Scieniti agreed to irrevocable waive its right to such monthly fees for all periods commencing on and after October 1, 2025, through and including the earlier of the consummation of the Company’s initial business combination and the Company’s liquidation.

The foregoing description of the Waiver is only a summary and is qualified in its entirety by reference to the full text of the Waiver, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Waiver to the Administrative Services Agreement, dated as of August 10,2026, by and among, the Company and Scieniti LLC

104	Cover Page Interactive Data File (embedded within the Inline document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneBridge Acquisition II Corporation

	By:	/s/ Bhargav Marepally
	Name:	Bhargav Marepally
	Title:	Chief Executive Officer

Date: August 14, 2026